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                                   EXHIBIT 4.1

                    ARTICLES OF INCORPORATION OF DIMECO, INC.

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Microfilm Number             Filed with the Department of State on Oct. 29, 1992
                -----------                                        -------------

Entity Number 2142539                        /s/
             --------------                ------------------------------------
                                               Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT
                                       OF

                                  Dimeco, Inc.
                      ------------------------------------
                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

 X  Business-stock (15 Pa.C.S. Section 1306)
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    Business-nonstock (15 Pa.C.S. Section 2102)
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    Business-statutory close (15 Pa.C.S. Section 2303)
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    Management (15 Pa.C.S. Section 2702)
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    Professional (15 Pa.C.S. Section 2903)
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    Insurance (15 Pa.C.S. Section 3101)
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    Cooperative (15 Pa.C.S. Section 7102)
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              DSCB 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  Dimeco, Inc.
                                                --------------------------------

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2. The (a) address of this corporation's initial registered office in this
   Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 820-822 Church Street, Honesdale, Pennsylvania 18431    Wayne
   -----------------------------------------------------------------------------
   Number and Street        City       State        Zip     County

(b) c/o:
        ------------------------------------------------------------------------
        Name of Commercial Registered Office Provider       County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 3,000,000 (other provisions,
                                                ----------- if any, attach 8 1/2
                                                            x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

Name                Address

John B. Lampi       Schnader, Harrison, Segal & Lewis       30 North Third
------------------  ------------------------------------------------------------
                    Street, Suite 700, Harrisburg, PA 17101

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6. The specified effective date, if any, is  at time of filing
                                             -----------------------------------
                                             month   day     year   hour, if any
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DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2

7.   Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

     See attachment.

8. STATUTORY CLOSE CORPORATION ONLY: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U S C Section 77a et seq.)

9. COOPERATIVE CORPORATIONS ONLY: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: _________
     __________________________________________________________________________

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 29th day of October, 1992.


                                             /s/ John. B. Lampi
_____________________________________   ________________________________________
          (Signature)                            (Signature)



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                                  DIMECO, INC.


                            ARTICLES OF INCORPORATION
                               ADDITIONAL ARTICLES


         6. The corporation shall have authority to issue three million (3,000,000) shares of common stock, par value $.50 per share, with a total authorized capital in the amount of one million five hundred thousand dollars ($1,500,000).

         7. No cumulative voting rights shall exist with respect to the election of directors.

         8. No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities, issued or sold by the corporation for cash or any other form of consideration, and any such shares, options, securities or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board of Directors, in its discretion, shall deem advisable.

         9. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock of this corporation. This Article 9 may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock of this corporation.

         10. (a) The Board of Directors may, if it deems advisable, oppose a tender or other offer for the corporation's Securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

                  (i) whether the offer price is acceptable based on the historical and present operating results or financial condition of this corporation;

                  (ii) whether a more favorable price could be obtained for this corporation's securities in the future;

                  (iii) the social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and
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                  other customers, vendors, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

                  (iv) the reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors, vendors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

                  (v) the value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on any analysis of the worth of the corporation or other entity whose securities are being offered;

                  (vi) the business and financial condition and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located; and

                  (vii) any antitrust or other legal and regulatory issues that are raised by the offer.

         (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

         11. The provisions of Subchapter E (relating to control transactions) and Subchapter G (relating to control-share acquisitions) of Chapter 25 of the Pennsylvania Associations Code shall not be applicable to this corporation.